UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2005

TRIDENT MICROSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

0-20784
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0156584 (I.R.S. Employer Identification No.)

1090 E. Arques Avenue
Sunnyvale, California 94085
(Address of principal executive offices, with zip code)

(408) 991-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EXHIBIT 2.1
EXHIBIT 2.2
EXHIBIT 2.3
EXHIBIT 2.4
EXHIBIT 99.1

Item 2.01 Completion of Acquisition or Disposition of Assets.

     On March 31, 2005, Trident Microsystems, Inc., a Delaware corporation (the “Company”), completed its previously announced acquisition of the minority interest in its Taiwanese subsidiary, Trident Technologies Inc. (“TTI”), in accordance with the terms of those certain share purchase agreements, as amended (the “Agreements”), by and between the Company and the holders of shares of TTI stock. The press release announcing the closing of the acquisition is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

     In connection with this acquisition, the Company issued approximately 1.9 million shares of its Common Stock and assumed options granted under the TTI option plan by exchanging the TTI options for options to acquire approximately 2.9 million shares of the Company’s Common Stock. In addition, the Company also used approximately $6,000,000 in cash for TTI treasury stock purchases, approximately $5,200,000 in December 2004, with the balance invested in January 2005. Copies of the Agreements between the Company and certain investment related affiliates of United Microelectronic Corporation dated as of January 11, 2005 are attached hereto as Exhibits 2.1, 2.2, 2.3 and 2.4 and are incorporated herein by this reference. The Agreements with individual holders of TTI stock are substantially the same as those attached hereto as Exhibits 2.3 and 2.4.

Item 9.01 Financial Statements and Exhibits.

     (a) Financial Statements of Business Acquired.

     If required to be filed by Item 9.01(a) of Form 8-K, financial statements will be filed by amendment within 71 calendar days after the date this Current Report on Form 8-K must be filed.

     (b) Pro Forma Financial Information.

     If required to be filed by Item 9.01(b) of Form 8-K, pro forma financial statements will be filed by amendment within 71 calendar days after the date this Current Report on Form 8-K must be filed.

     (c) Exhibits.

Exhibit	Description
2.1	Amended and Restated Share Purchase Agreement dated as of March 31, 2005 by and between Trident Microsystems (Far East) Ltd., a Cayman Islands, B.W.I. corporation and Fortune Venture Capital Corporation, a corporation organized and existing under the laws of the Republic of China.
2.2	Amended and Restated TMI Share Purchase Agreement dated as of March 31, 2005 by and between Fortune Venture Capital Corporation, a corporation organized and existing under the laws of the Republic of China and Trident Microsystems, Inc., a Delaware corporation.
2.3	Share Purchase Agreement dated as of January 11, 2005 by and between Trident Microsystems (Far East) Ltd., a Cayman Islands, B.W.I. corporation and Fortune Venture Capital Corporation, a corporation organized and existing under the laws of the Republic of China and Hsun Chieh Investment Corp. Ltd., a corporation organized and existing under the laws of the Republic of China, as amended effective as of March 7, 2005.
2.4	TMI Share Purchase Agreement dated as of January 11, 2005 by and between Hsun Chieh Investment Corp. Ltd., a corporation organized and existing under the laws of the Republic of China and Trident Microsystems, Inc., a Delaware corporation, as amended effective as of March 31, 2005.
99.1	Press release issued by Trident Microsystems, Inc. on April 4, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2005 TRIDENT MICROSYSTEMS, INC.
/s/ Frank C. Lin
Frank C. Lin
President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ John S. Edmunds
John S. Edmunds
Chief Financial Officer

Exhibit Index

Exhibit	Description
2.1	Amended and Restated Share Purchase Agreement dated as of March 31, 2005 by and between Trident Microsystems (Far East) Ltd., a Cayman Islands, B.W.I. corporation and Fortune Venture Capital Corporation, a corporation organized and existing under the laws of the Republic of China.
2.2	Amended and Restated TMI Share Purchase Agreement dated as of March 31, 2005 by and between Fortune Venture Capital Corporation, a corporation organized and existing under the laws of the Republic of China and Trident Microsystems, Inc., a Delaware corporation.
2.3	Share Purchase Agreement dated as of January 11, 2005 by and between Trident Microsystems (Far East) Ltd., a Cayman Islands, B.W.I. corporation and Fortune Venture Capital Corporation, a corporation organized and existing under the laws of the Republic of China and Hsun Chieh Investment Corp. Ltd., a corporation organized and existing under the laws of the Republic of China, as amended effective as of March 7, 2005.
2.4	TMI Share Purchase Agreement dated as of January 11, 2005 by and between Hsun Chieh Investment Corp. Ltd., a corporation organized and existing under the laws of the Republic of China and Trident Microsystems, Inc., a Delaware corporation, as amended effective as of March 31, 2005.
99.1	Press release issued by Trident Microsystems, Inc. on April 4, 2005.